UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42037	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2025, the Board of Directors of Sow Good Inc. (the “Company”) unanimously approved a revision to the annual compensation of Claudia Goldfarb, the Company's Chief Executive Officer, and Ira Goldfarb, the Company's Executive Chairman, whereby Ms. Goldfarb and Mr. Goldfarb would receive approximately 28% and 32%, respectively, of their annual cash salary in shares of the Company's common stock under the Sow Good 2024 Stock Incentive Plan in lieu of cash payments. The number of shares issued in each case is calculated with a stock price equal to the most recent closing price of the Company's common stock, on June 4, 2025.

Also on June 5, 2025, the Board appointed Donna Guy to serve as the Company’s Chief Financial Officer. Ms. Guy is a CPA and founder of Elevation Accounting & Finance, LLC, where she has acted as Principal Consultant since July 2021. In this role, Ms. Guy has provided financial consulting services to public and private companies, including accounting operations, SEC reporting, system implementations, and process optimization. Ms. Guy consulted with Sow Good Inc. on accounting and reporting requirements prior to her appointment as Chief Financial Officer. Prior to that, from September 2020 to July 2021, Ms. Guy served as the Controller, then Interim Chief Financial Officer at ADDvantage Technologies Group, and from April 2016 to July 2020 Ms. Guy was Senior Director, Financial Planning & Analysis at Basic Energy Services. Additionally, from October 2013 to December 2015, Ms. Guy acted as Director of SEC reporting at Enduro Resource Partners. Ms. Guy received her Bachelor of Business and Accounting in 1998 from the University of Texas at Arlington. Ms. Guy is an active member of the AICPA, the Texas Society of CPAs and COPAS. She also previously served on the board of the Women’s Center of Tarrant County for six years, and from 1991 to 1995, served as an airman in the U.S. Air Force.

Ms. Guy is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which he is a party been modified as a result of Ms. Guy's appointment described above. There is no arrangement or understanding between Ms. Guy and any other person pursuant to which she was selected as an officer of the Company and there are no family relationships between Ms. Guy and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Guy has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On June 10, 2025, the Company issued a press release announcing the appointment of Ms. Guy. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Sow Good Inc. on June 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: June 10, 2025

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